     As Filed With the Securities and Exchange Commission December 19, 1997

                                                      Registration No. 333-07914
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20509

                        PRE-EFFECTIVE AMENDMENT NO. 2

                                     S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                       CITIZENS EFFINGHAM BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


       GEORGIA                                   6060                          58-2357619
                                                                               ----------
(State or other jurisdiction          (Primary Standard Industrial           (I.R.S. Employer
      of incorporation)               Classification Code Number)        Identification Number)



                             802 South Laurel Street
                                  P. O. Box 379
                           Springfield, Georgia 31329
                                 (912) 754-0754

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               HARRY H. SHEAROUSE
                             802 South Laurel Street
                                  P. O. Box 379
                           Springfield, Georgia 31329
                                 (912) 754-0754

            (Name, address and telephone number of agent for service)

                                ---------------

                                  With copy to:
                                 J. WILEY ELLIS
                      Ellis, Painter, Ratterree & Bart LLP
                          2 E. Bryan Street, Suite 100
                                 P. O. Box 9946
                             Savannah, Georgia 31412

                                ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   TITLE OF EACH CLASS                                                                 PROPOSED MAXIMUM
   OF SECURITIES TO BE            AMOUNT TO BE              PROPOSED MAXIMUM          AGGREGATE OFFERING              AMOUNT OF
       REGISTERED                  REGISTERED                OFFERING PRICE                  PRICE                 REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock                   512,000                     $10.00                    5,120,000                   $1,552.42(1)
     $1.00 par value                                                                                                   ---------
====================================================================================================================================


(1) Previously paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specially states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.
===============================================================================

                              CROSS REFERENCE SHEET

                           Pursuant to Item 501(b) of
                                 Regulation S-K


Form S-1 Item No. & Heading                            Caption or Location in
---------------------------                            ----------------------
                                                       Prospectus
                                                       ----------
 1.      Forepart of the Registration                  Cover Page of Registration
         Statement and Outside Front                   Statement; Cross Reference
         Cover Page of Prospectus                      Sheet; and Cover Page of
                                                       Prospectus

 2.      Inside Front and Outside Back                 Inside front cover and
         Cover Pages of Prospectus                     outside back cover of
                                                       Prospectus

 3.      Summary Information, Risk                     Prospectus Summary;
         Factors and Ratio of Earnings                 Risk Factors and Other
         to Fixed Charges                              Investment Considerations

 4.      Use of Proceeds                               Use of Proceeds

 5.      Determination of Offering Price               Risk Factors and Other
                                                       Investment Considerations

 6.      Dilution                                      Not Applicable

 7.      Selling Security Holders                      Not Applicable

 8.      Plan of Distribution                          The Offering

 9.      Description of the Securities to              Description of Capital Stock
         be Registered

10.      Interest of Named Experts and Counsel         Management -- Certain
                                                       Transactions and
                                                       Relationships; Legal Matters

11.      Information with Respect to                   Prospectus Summary; The
         the Registrant                                Company and the Bank; Use of
                                                       Proceeds; Dividends; Business of the Company
                                                       and the Bank; Management's Discussion and
                                                       Analysis of Financial Condition and Results of
                                                       Operations; Management; Shareholders;
                                                       Description of Capital Stock

12.      Disclosure of Commission                      Description of Capital Stock
         Position on Indemnification                   -- Indemnification of
         for Securities Act Liabilities                Officers and Directors


    Subject to Completion, Dated December 19, 1997


                                 512,000 Shares
                                  Common Stock
                                ($1.00 par value)
                       CITIZENS EFFINGHAM BANCSHARES, INC.
                       A Proposed Bank Holding Company for
                           CITIZENS BANK OF EFFINGHAM
                                 A Proposed Bank


         Citizens Effingham Bancshares, Inc., a Georgia corporation (the "Company"), is offering 512,000 shares of its common stock, par value $1.00 per share (the "Common Stock") at a purchase price of $10.00 per share to be issued in connection with the organization of Citizens Bank of Effingham, a proposed Georgia bank (the "Bank") and the issuance of the Bank's capital stock to the Company. The minimum subscription made by investors must be at least 100 Shares. No person, corporation, or related interest may purchase more than 20% of the outstanding shares of stock of this Offering.

         THE PURCHASE OF THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS AND OTHER INVESTMENT CONSIDERATIONS" on page 6.


         The Company has been organized to hold, upon receipt of all regulatory approvals, all of the capital stock of the Bank. On July 18, 1997, the Georgia Department of Banking and Finance (the "Department") accepted for filing an application from fourteen individuals (the "Organizers") to organize the Bank. The Department granted preliminary approval of the application to organize the Bank on October 17, 1997.

         The Company filed an application with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") on October 1, 1997 and an application with the Department for approval to become a bank holding company by using approximately 98% of the net proceeds of this Offering to acquire all of the capital stock of the Bank. See "Use of Proceeds."


         The acquisition by the Company of the capital stock of the Bank is subject to the above-described regulatory approvals. Until all of such approvals have been received, all funds received by the Company from the Offering (net of organization and pre-opening expenses and offering expenses in the case of the Organizers' Account as described herein) will be held in escrow and invested in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or other investments as the Escrow Agent and the Company shall agree.

         The Offering will terminate on April 1, 1998. If by April 1, 1998, all 512,000 shares of the Common Stock have not been sold, all funds available from escrow, consisting of the proceeds from the Offering less any expenses associated with the Offering, plus any investment profits thereon (the "Refund Amount"), will promptly be paid to the Subscribers on a pro rata basis. If by October 1, 1998 all of the above-described regulatory approvals have not been received, the Refund Amount shall be paid to the shareholders. See "Escrow of Proceeds" and "The Offering."


         THE COMPANY WILL ISSUE THE SHARES OFFERED HEREBY BEFORE IT HAS OBTAINED ALL FINAL REGULATORY APPROVALS NECESSARY FOR IT TO ACQUIRE THE CAPITAL STOCK OF THE BANK. AFTER SHARES ARE ISSUED, THE PROCEEDS OF THIS OFFERING, EVEN WHILE IN ESCROW, MAY BE SUBJECT TO THE CLAIMS OF CREDITORS, WHICH MIGHT REDUCE OR DELAY THE PAYMENT OF ESCROWED FUNDS TO SHAREHOLDERS SHOULD SUCH BECOME NECESSARY. See "Risk Factors - Failure to Obtain Regulatory Approval."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE GEORGIA DEPARTMENT OF BANKING AND FINANCE OR THE FEDERAL RESERVE BOARD NOR HAS ANY OF THESE AGENCIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================
                                                                             Proceeds
                           Price to             Underwriting                   to the
                           Offerees               Discount                   Company (1)
----------------------------------------------------------------------------------------
Per Share....              $    10.00            $  N/A                       $    10.00
Total........              $5,120,000            $  N/A                       $5,120,000
=========================================================================================


(1) Before deducting expenses of this Offering which are estimated to be $29,500. Total net proceeds to the Company from the sale of all 512,000 shares of Common Stock are estimated at $5,090,500. See "Use of Proceeds."

         The executive officers of the Company will receive no commission or other compensation in connection with any sale of Common Stock but will be reimbursed for expenses, if any, that they incur in connection with such sales, including, but not limited to, expenses for printing, postage, stock certificates, and accounting and legal expenses. See "Management."

         The effective date of this Prospectus is               , 1997,
                                                  --------  ---
                                        2

         THE SHARES OF COMMON STOCK OF THE COMPANY OFFERED HEREBY AND THE SHARES OF THE CAPITAL STOCK OF THE BANK TO BE PURCHASED BY THE COMPANY WITH THE PROCEEDS OF THIS OFFERING ARE NOT DEPOSITS INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

         NO AGENT OR OFFICER OF THE COMPANY OR THE BANK OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE BANK.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL IN ANY JURISDICTION OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OF THE COMMON STOCK TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

         The Company will furnish its shareholders with annual reports containing audited financial information.

         Prospective investors should only rely on information presented in this Prospectus in making an investment decision. To the extent that other available information not presented in this Prospectus, including information contained in public files maintained by the Georgia Department of Banking and Finance and the Federal Reserve Board, is inconsistent with information presented in this Prospectus, such other information is superseded by the information presented in this Prospectus.

                               PROSPECTUS SUMMARY

         The following Summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                            The Company and the Bank


         On March 31, 1997, twelve Effingham County residents, who are now all of the Directors of the Company, formed the Citizens Effingham Partnership (the "Partnership,") a partnership formed for the purposes of forming a bank under the laws of the State of Georgia and a bank holding company to purchase all of the shares of the bank and other acts necessary to effectuate such purposes.
See "Prospectus Summary - The Organizers."



         Citizens Effingham Bancshares, Inc. (the "Company") was incorporated as a Georgia corporation on October 29, 1997 to serve as a holding company for Citizens Bank of Effingham (the "Bank"), a bank being organized under the laws of the State of Georgia. On July 18, 1997, the Department accepted for filing an Application for Approval of Charter and Articles of Incorporation (the "Application") under the name "Citizens Bank of Effingham," prepared by the Organizers. Preliminary approval to organize the Bank was granted on October 17, 1997. The issuance of a bank charter will depend upon the final approval of the Department and the compliance with the conditions contained in the Department's preliminary approval, including capital requirements.


         The Company has filed an application with the Federal Reserve Board and the Department for approval to become a bank holding company by using approximately 98% of the net proceeds of the Offering to acquire the capital stock of the Bank. On November 10, 1997, the Department granted approval for the Company to become a bank holding company. On November 19, 1997, the Federal Reserve Bank approved the Company's application to become a bank holding company.


         The primary activity of the Company will be the ownership and operation of the Bank. The primary service area of the Bank will be the Municipalities of Springfield, Rincon, and Guyton, and the contiguous areas of Effingham County, Georgia. Its secondary service area will be portions of Chatham, Bulloch, Screven, and Bryan Counties in Georgia. The Bank will engage in a general community and commercial banking business targeting as its customers individuals, professionals, and small to medium-sized businesses in the Bank's primary service area, including small retail establishments and professional service businesses. See "Business of the Company and the Bank".

         The Company's office is located at 802 South Laurel Street, P.O. Box 379, Springfield, Georgia, 31329 and its telephone number is (912) 754-0754. The Bank's main office will be at the same address. The Bank will also establish one branch office at 600 Columbia Avenue, Rincon, Georgia, 31326.

         Neither the Company, nor any principal of the Company, nor the Bank is a party to any pending litigation or proceeding which could materially adversely affect its business or assets, nor the business or assets of the affected principal.

                                  The Offering
                                  ------------
Securities Offered ..............    Common Stock, $1.00 par value
                                     per share, of the Company

Offering Price ..................    $ 10.00 per share

Number of Shares Offered ........    512,000(1)

Use of Proceeds .................    To purchase 100% of the capital
                                     stock of the Bank; to pay
                                     organization and pre-opening
                                     expenses; and to fund other
                                     corporate purposes, primarily
                                     future capital needs of the
                                     Bank.  See "Use of Proceeds."

(1) The Company anticipates receiving gross proceeds of $5,120,000 (before organization and pre-opening expenses and offering expenses).

                               Escrow of Proceeds


         The proceeds of this Offering will be placed in escrow with The Savannah Bank, N.A. (the "Escrow Agent") under an escrow agreement (the "Escrow Agreement") which provides that such proceeds shall be placed in two separate accounts: (1) The Organizers' Account; and (2) the Public Offering Account. The Escrow Agent will pay the allocable offering expenses out of each account, estimated to be: $8,850 ($.058 per share) for the Organizers' Account, and $20,650 ($.058 per share) for the Public Offering Account. The Escrow Agent will pay all organizational and pre-opening expenses and approved capital expenditures (estimated to be no more than $2,166,004 in the aggregate) incurred and to be incurred out of the Organizers' Account. The escrowed funds will be invested in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or other investments as the Escrow Agent and the Company shall agree. In the event all of the regulatory approvals described herein have not been received by October 1, 1998, or if by April 1, 1998, all 512,000 shares of the Common Stock have not been sold, the net amounts in the Escrow Accounts (less any Offering expenses), plus allocable investment earnings, if any, will promptly be returned to the initial investors or to the personal representative of the estate of a deceased investor on a pro rata basis.

                                 The Organizers

         The following persons are the Organizers of the Bank. As indicated, some of them are Directors of the Company and will serve as Directors of the
Bank:

     D. Guerry Burns                         *Harry H. Shearouse
    *Jon G. Burns                            *Thomas C. Strickland
    *Charles E. Hartzog                      *Mariben M. Thompson
    *Philip M. Heidt                         *Thomas O. Triplett, Sr.
    *W. Harvey Kieffer                       *J. Terrell Webb
    *C. Murray Kight                         *H. Mitchell Weitman
     William F. Rahn                         *Wendel H. Wilson

* Indicates those persons who are Directors of the Company and will serve as Directors of the Bank.



         The Organizers will purchase a significant portion of the Common Stock consisting of at least 153,250 shares for 29.95% of the Common Stock outstanding after the completion of the Offering. See "Risk Factors and Other Investment Considerations - Control." The Organizers believe that their activities in the communities that the Bank will serve will enable them to pursue business opportunities for the Bank.


                                  Risk Factors

         An investment in the Common Stock involves certain risks, including, among others, the necessity to obtain regulatory approvals, the completion of this Offering, the lack of an operating history, competition from established financial institutions, dependence upon key executive officers, dependence on economic conditions in the Bank's target market areas, absence of an established trading market for the shares, and the lack of assurance of dividends. See "Risk Factors and Other Investment Considerations."

                RISK FACTORS AND OTHER INVESTMENT CONSIDERATIONS

         An investment in the shares of Common Stock offered hereby involves a substantial degree of risk. The shares will not be insured by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency. An investment should be made only after careful consideration of the risk factors and other investment considerations set forth below and elsewhere in this Prospectus, and should be undertaken only by persons who can afford an investment involving such risks.

REGULATORY APPROVALS


     While the Company has received the approval of the Federal Reserve Board and the Department to become the holding company for the Bank, the Organizers must receive final approval of the Department before the Bank may begin operations as a Georgia bank. In addition, the Department and the Federal Reserve Board must approve each of the executive officers of the Bank. Such approvals are dependent upon several factors outside the control of the Organizers, and therefore no assurance can be given that approvals will be granted, or, if granted, that the Organizers will be able to satisfy all conditions that may be imposed in orders granting such approvals. Any significant delay in obtaining necessary approvals may result in increased pre-opening expenses and may reduce the potential revenues and income of the Company and the Bank.

         In the event the above-described regulatory approvals are not received by the Company and the Bank on or before October 1, 1998, the proceeds of this Offering (less offering expenses) will be returned to the Company's shareholders. See "The Offering -- Escrow Arrangements."

NECESSITY TO COMPLETE OFFERING

         The Organizers believe that an initial total capitalization of $5,120,000 is necessary for the success of the Bank. No assurances are given that the Offering will be completed or that the indicated net proceeds will be received by the Company. In the event all 512,000 shares of the Common Stock have not been sold by April 1, 1998, the proceeds of this Offering (less offering expenses) will be returned to the subscribers of such shares. See "The Offering Escrow Arrangements."

LACK OF OPERATING HISTORY

         The Company and the Bank are currently in the organization stage and have no operating history. As a consequence, prospective purchasers of shares of the Common Stock offered hereby necessarily have limited information on which to base an investment decision. As a bank holding company with the Bank as its only asset, the Company's initial profitability will depend upon the Bank's operations. The Bank's proposed operations are subject to risks of a new business and, specifically, of a new bank. It is anticipated that the Bank will incur operating losses in its first year of operations. Although the Organizers anticipate that the Bank will become profitable in its second year of operations and that all of its initial losses will be recovered by its third year of operations, there is no assurance that the Bank will become profitable. If the Bank is ultimately unsuccessful, there is no assurance that shareholders will recover all or any part of their investment in the Common Stock. Therefore, persons should not subscribe to shares unless they are in a position to lose the entire amount of their investment without a material adverse effect on their respective financial conditions.

HIGHLY COMPETITIVE INDUSTRY

         The financial services industry in general is characterized by significant competition in attracting and retaining deposits and in lending funds. In one or more aspects of its business, the Bank will compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating in the Effingham and contiguous counties. Most of these competitors have substantially greater resources and lending limits than the Bank and may offer certain services, such as multi-branch banking and trust, investment and international banking services that the Bank initially will not provide. New and larger financial institutions may also enter the Bank's market area and compete with the Bank for deposits and lending opportunities in the future. The level of competition among financial institutions in Georgia is expected to increase further as a result of additional consolidation in the financial services industry. The Company cannot predict the effect that this increased competition will have on the operations of the Company or the Bank in its market area. See "Business of the Company and the Bank - Competition."

DEPENDENCE ON KEY PERSONNEL

         The Bank is, and for the foreseeable future will be, dependent upon the services of Harry H. Shearouse, who is the proposed President and Chief Executive Officer of the Company and the Bank and who is a Director of the Company. A failure to replace Mr. Shearouse promptly, should his services become unavailable, could have a material adverse effect on the Company and the Bank. The Partnership has entered into an employment agreement with Mr. Shearouse for a term of three years commencing on the opening date of the Bank, which will be assigned to the Bank upon its formation.

         The Company and the Bank intend to hire additional competent employees and Department-approved officers before commencing business. Any changes to the positions of President, Chief Lending Officer, or Chief Operations Officer during the first two years of operations will be subject to approval by the Department. See "Business of the Company and the Bank" and "Management."

REGULATION

         The potential success or failure of the Company and Bank also may be affected by state and federal regulations affecting banks, savings and loan associations and bank and savings and loan holding companies generally. Non-banking financial institutions, such as securities brokerage firms, insurance companies and money market mutual funds, are permitted to offer services that compete directly with the services offered by banking institutions. At the same time, the services that banking institutions are permitted to offer have been expanded, and restrictions have been reduced on the rate of interest that may be paid by banking institutions on deposits. The Bank's profitability will be largely dependent upon the rate differential between the interest earned by the Bank on loans to customers and its investments, and the interest paid by the Bank on deposits and other liabilities. While increasing competition may result in the Bank's paying higher interest rates to obtain deposits, a comparable increase in interest rates on its loans and the rate of return on its investments may not be attainable, the result of which would be reduced spreads and lower earnings or higher losses.

ECONOMIC RISKS

         Unlike most companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a significant impact on a financial institution's performance. Profitable operation of the Company depends on numerous factors, some of which will be beyond the control of the Company's management. These factors include, but are not limited to, the general level of interest rates in national money markets, national and local economic conditions, housing demand, lending risks and federal, state, and local taxation of and regulations affecting savings institutions.

         Because the Company's operations will be concentrated in Effingham County, (rather than diversified across a number of different geographic areas as occurs in the operations of some larger financial institutions), the economic conditions in that county will be particularly important in determining the future performance of the Company. Although the Bank expects favorable economic development in its primary and secondary market areas, there is no assurance that favorable economic development will occur or that the Bank's expectation of corresponding growth will be achieved.

MONETARY POLICIES

         Like all regulated financial institutions, the Bank will be affected by monetary policies implemented by the Board of Governors of the Federal Reserve System and other federal agencies. A primary instrument of monetary policy employed by the Federal Reserve Board is the restriction or expansion of the money supply through open market operations. This instrument of monetary policy frequently causes volatile fluctuation in interest rates and can have a direct, adverse effect on the operating results of financial institutions. Borrowings by the United States Government to finance the federal deficit may also cause fluctuation in interest rates and have similar adverse effects on the operating results of such institutions.

ABSENCE OF TRADING MARKET; OFFERING PRICE

         While the Common Stock being offered hereby will be freely transferable by all shareholders except the Organizers immediately upon issuance, it is not anticipated that there will be an active market for the Common Stock in the immediate future. Although the Common Stock may be traded in the over-the-counter market in the future, no assurance can be given that an active trading market for the Common Stock will develop, and the Company does not anticipate listing the Common Stock for sale in the over-the-counter market in the foreseeable future.

         Because the Company and the Bank are in the organizational stage, the offering price of $10.00 per share has been determined by the Organizers without particular reference to historical or projected earnings, book value or other customary criteria. The price per share was set arbitrarily. No assurances can be given that any of the Common Stock can be resold for the offering price or any other amount.

CONTROL

         Because the Organizers intend to purchase, in the aggregate, a significant portion of the shares offered hereby, representing at least 29.95% of the Common Stock, the ability of other investors as a group effectively to exercise control over the election of directors of the Company and thereby exercise control over the supervision of the management of the business of the Company and the Bank may be diminished.


DIVIDENDS

         It is anticipated that the Company will not distribute any cash dividends to its shareholders in the foreseeable future. The availability of funds for distributions to shareholders will depend principally on the earnings of the Bank and its ability to pay dividends to the Company, which are restricted under certain circumstances by the regulations of the Department even if earnings are available. Earnings of the Bank, if any, are expected to be retained by the Bank for the foreseeable future to enhance its capital.

POSSIBLE NEED FOR ADDITIONAL CAPITAL

         The Company has no present intention to borrow any funds or issue additional equity securities after the Offering but may attempt to do so in the future if additional capital is required. There can be no assurance of the availability of additional capital or the terms on which the Company may be able to obtain such capital, and the effect thereof on existing stockholders of the Company cannot presently be determined.

         Because the Partnership anticipates that the monies presently in the Organizers' Account will be insufficient to pay all pre-opening and organizational expenses and capital expenditures, the Partners have agreed to borrow the monies necessary to pay these. The Partnership estimates that it will require a loan of $750,000 to completely finance the remaining capital expenditures and pre-opening and organizational expenses, but there can be no assurance that the Partners will be able to obtain such a loan. See "The Offering--Escrow and Issuance of Stock" and "Use of Proceeds."

FAILURE TO OBTAIN REGULATORY APPROVAL OR RAISE ANTICIPATED PROCEEDS


         Subscription payments received by the Company in this Offering and stock purchase payments from purchasers in the Public Offering will be held by The Savannah Bank, N.A. (the "Escrow Agent") in two escrow accounts (the "Escrow Accounts"). The Public Offering Account will be held in escrow until such time as the Department grants final approval to the Bank. The payments received in the Organizers Account may be used to fund organizational and pre-opening expenses and approved capital expenditures. The Escrow Accounts will be subject to certain disbursements authorized in the Escrow Agreement by and between the Company and the Escrow Agent. The funds in the Escrow Accounts will be invested in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or other investments as the Escrow Agent and the Company shall agree. Unless the Company returns funds to the subscribers, any profits accruing on the funds while in escrow will be the property of the Company. Shares of stock subscribed and paid for in this Offering will be issued within sixty (60) days following the completion of the offering. If by October 1, 1998, but after the issuance of the shares offered hereby, the Department has not granted final approval to the Bank, funds available from the Escrow Accounts will be paid promptly to shareholders on a pro rata basis. If by April 1, 1998, all 512,000 shares of the Common Stock have not been sold, funds available from the Escrow Accounts will be paid promptly to the investors on a pro rata basis.

CREDITOR CLAIMS

         When the Company issues the shares of Common Stock offered hereby, the offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. Because the approval of the Bank's charter is conditioned on the Company's raising funds to capitalize the Bank at $5,000,000, the Company expects to issue the shares of Common Stock before it has obtained all final regulatory approvals for the Bank. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the Offering while they are still in the Escrow Accounts. If such an attachment occurred, and it became necessary to pay the escrowed funds to shareholders because of failure to obtain all necessary regulatory approvals, the payment process might be delayed, and if it became necessary to pay creditors from the escrowed funds, the payments to shareholders might be substantially less than the amounts described above.



ANTI-TAKEOVER PROVISIONS; DIRECTOR LIABILITY

         The Company's Articles of Incorporation (the "Articles") and Bylaws contain certain provisions which provide, among other things, (i) that the Company shall not engage in any business combination (as defined in the Articles) with a person who became an interested shareholder (as defined in the Articles) within five years prior to such business combination unless certain conditions are met; (ii) for the necessity of approval of certain business combinations by all continuing directors (as defined in the Articles) or two-thirds of the continuing directors and a majority of the shares (excluding shares beneficially owned by the interested shareholder who is a party to the business combination), except that such approval is not required if the consideration offered in the business combination satisfies certain fair price tests; (iii) that approval by the holders of 75% of the Common Stock is required for amendment of the foregoing provisions and certain other provisions of the Articles (and any amendment to (i) above would not take effect until 18 months after such amendment); (iv) for the issuance of shares of Common and Preferred stock upon the approval of the Company's Board of Directors without stockholder approval; (v) for the election of directors to three-year staggered terms; (vi) as permitted by applicable statute, for the elimination, with certain exceptions, of personal liabilities of directors and officers to the Company or its stockholders for monetary damages resulting from any alleged breach of their fiduciary duty to the Company; and (vii) that the Board of Directors, in determining the best interest of the Company, may consider, among other factors, the interests of the Company's employees, customers, suppliers and creditors and the community in which offices of the Company are located.

         These provisions may discourage non-negotiated takeover attempts through which certain stockholders may otherwise receive a substantial premium for their Common Stock over the then current market price and may tend to perpetuate existing management. See "Description of Capital Stock - Certain Provisions of the Company's Articles and Bylaws."

                            THE COMPANY AND THE BANK

         Citizens Effingham Bancshares, Inc. was incorporated under the laws of Georgia on October 29, 1997. The Company was organized primarily for the purpose of becoming a bank holding company to acquire all of the capital stock of the Bank. Initially, the Company's sole activity will be the ownership and operation of the Bank when the Bank has received the necessary approvals to engage in business.

         The Bank's primary service area will be the Municipalities of Springfield, Rincon, and Guyton and the contiguous areas in Effingham County, Georgia, and its secondary service area will be portions of Chatham, Bulloch, Screven, and Bryan Counties, Georgia. Organizers believe that the Bank's primary service area represents a growing market for the services the Bank will provide.

         The Bank will engage in a general community and commercial banking business, emphasizing the banking needs of individuals and small to medium-sized businesses and professional concerns in its primary service area and of individuals and businesses in the community, including those located outside the Bank's primary service area. The Bank will offer private banking services to individuals and businesses.

         If and when all 512,000 shares of the Common Stock are sold, the payments received in the Organizers' Account may be used to fund organizational and pre-opening expenses and approved capital expenditures. If and when the Company and the Bank receive all of the necessary regulatory approvals, the net proceeds from this Offering in the Public Offering Account and the amounts remaining in the Organizers' Account will be released to the Company, and the Company will acquire all of the shares of capital stock of the Bank.

         The Company's office is located at 802 South Laurel Street, P.O. Box 379, Springfield, Georgia, 31329 and its telephone number is (912) 754-0754. The Bank's main office will be located at the same address. The Bank will also establish one branch office at 600 Columbia Avenue, Rincon, Georgia, 31326.

                       THE OFFERING - ESCROW ARRANGEMENTS

         The Company is hereby offering 512,000 shares of its Common Stock at a price of $10.00 per share to the public at large.

METHOD OF SUBSCRIPTION

         Offerees in this Offering may subscribe for stock by completing and delivering a signed Subscription Form, which is enclosed with this Prospectus, to Citizens Effingham Bancshares, Inc., P.O. Box 379, Springfield, Georgia, 31329, together with a check, bank draft or money order in the amount of the subscription price drawn to the order of The Savannah Bank, N.A., as Escrow Agent.

         The Company reserves the right to reject any offer to subscribe in whole or in part or to cancel acceptance of subscription offers in whole or in part until the date the shares purchased through this Offering are issued. If a subscription or any part thereof is not accepted by the Company, the unaccepted portion, without interest, shall be promptly returned to the subscriber.

EXPIRATION DATE

         Subscriptions will be accepted by the Company until 5:00 p.m. Springfield, Georgia time on April 1, 1998 or until such earlier time as the Company has received subscriptions to all 512,000 shares of its Common Stock.

HOW TO PURCHASE

         Persons may purchase Shares of the Common Stock by completing and signing the Subscription Agreement and delivering it, together with the purchase price, to the Company. The purchase price of $10.00 per Share must accompany the Subscription Agreement and must be paid in cash, or by check, bank draft, or money order made payable to The Savannah Bank, N.A., as Escrow Agent. A Subscription Agreement will be binding on the subscriber, but will not be binding upon the Company until it is accepted by the Company.

         The minimum subscription made by investors must be at least 100 Shares. No person, corporation, or related interest may purchase more than 20% of the outstanding shares of stock of this Offering. After all shares have been subscribed, details of any purchases of more than 5% of the Bank's stock and any Organizer purchase which has been financed will be sent to the Department.

ESCROW AND ISSUANCE OF STOCK

         If the Company fails to sell 512,000 shares of Common Stock at the offering price of $10.00 per share as of the close of business on April 1, 1998, or if 512,000 shares have been sold but the Company has not received the total amount due by that time, the Company will abandon the Offering and promptly refund to each purchaser the consideration paid for his or her shares, less a pro rata portion of any expenses incurred as a result of the Offering.

         The Company reserves the right to allow the Organizers, subject to regulatory approval, to purchase additional shares of Common Stock in order to meet the minimum requirement of 512,000 shares sold, provided that: (i) the maximum amount of such additional purchases which may be made by the Organizers is 50,000 shares; and (ii) such purchases shall be made for investment purposes.

         Until all necessary regulatory approvals are obtained and the necessary capital is raised, the net proceeds from this Offering will be held in two Escrow Accounts at The Savannah Bank, N.A. and invested in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or other investments as the Escrow Agent and the Company shall agree. The proceeds of this Offering received from the Organizers will be held in one account (the "Organizers' Account"); and the proceeds of this Offering received from non-Organizers will be held in a second account (the "Public Offering Account"). The Escrow Agent will pay the allocable offering expenses out of each account, estimated to be: $8,850 ($.058 per share) for the organizers' Account, and $20,650 ($.058 per share) for the Public Offering Account; and the Escrow Agent will pay all organizational and pre-opening expenses and capital expenditures incurred prior to receipt of all necessary regulatory approvals out of the Organizers' Account. Organizational and pre-opening expenses are estimated to be $276,104 and capital expenditures are estimated to be less than $1,890,000, assuming the Bank opens by October 1, 1998.

         If the Company receives gross proceeds of $5,120,000 in the aggregate from this Offering and issues shares of Common Stock to subscribers but the Company and the Bank do not obtain the requisite final regulatory approvals by October 1, 1998, all funds available from each Escrow Account will be paid promptly to all shareholders whose funds are held in that account on a pro rata basis. As noted above, in such event, all losses resulting from organizational and pre-opening expenses and capital expenditures incurred by the Company will be borne by the twelve Directors.

         Organizational and pre-opening expenses include, but are not limited to, filing fees, costs of professional and consulting services, travel expenses, printing, postage and telephone costs related to the organization of the Company and the Bank and pre-opening salaries, rent, and insurance. Capital expenditures include the purchase of two parcels of land upon which the main office and a branch will be built, building improvements, office equipment, deposits on banking furniture and equipment and prepaid forms, supplies, and promotional materials. All such capital expenditures shall be expressly approved by the Board of Directors before the Company requests the funds from the Escrow Agent, and it is estimated that such capital expenditures will not exceed $1,890,000. It is estimated that organizational and pre-opening expenses will be $276,104 if the Bank commences operations by October 1, 1998.

         It is anticipated that there will be insufficient funds in the Organizers' Account to pay all organizational and pre-opening expenses and approved capital expenditures that will be necessary before final approval from the Department is obtained. Therefore, the Directors have agreed to borrow an estimated additional $750,000 for this purpose. Upon receipt of final approval, the Bank will repay said loan, including interest.

         If it becomes necessary to return proceeds of this Offering to subscribers, subscribers may receive less than the Offering price of $10.00 per share because of the deduction of Offering expenses and possible investment losses while the funds are in escrow. If, for example, the expenses of this Offering are $29,500, as estimated, and there are no investment losses or profits, each non-organizer shareholder who subscribed to shares in this Offering will be paid $9.942 per share if it becomes necessary to return funds after the shares of Common Stock have been issued, and each Organizer who purchases in this Offering will be paid less because he or she will be charged with his or her equal share of organizational and pre-opening expenses and approved capital expenditures incurred by the Company through the date of the refund. It is possible that this return may be further reduced by amounts paid to satisfy claims of creditors, as discussed in the following paragraph.

         When the Company issues the shares of Common Stock offered hereby, the offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. Because the approval of the Bank's charter is conditioned on the Company's raising funds to capitalize the Bank at $5,000,000, the Company expects to issue the shares of Common Stock before it has obtained all final regulatory approvals for the Bank. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the Offering while they are still in the Escrow Accounts. If such an attachment occurred, and it became necessary to pay the escrowed funds to shareholders because of failure to obtain all necessary regulatory approvals, the payment process might be delayed; and if it became necessary to pay creditors from the escrowed funds, the payments to shareholders might be less than the amounts described above.

         While the proceeds of this Offering are held in escrow, the Escrow Agreement provides that the Escrow Agent will release to the Company from the Organizers' Account amounts certified by the Company to be organizational and pre-opening expenses and approved capital expenditures as described above and that the Escrow Agent will release to the Company from both Escrow Accounts on a pro rata per share basis the allocated expenses of this Offering.

                                 USE OF PROCEEDS

         The aggregate net proceeds to the Company from this Offering are expected to be $5,090,050. These amounts assume the payment of $29,500 as expenses of the Offering. The payments received in the Organizers' Account may be used to fund organizational and pre-opening expenses and approved capital expenditures. The net proceeds from the Public Offering Account will be held until the Department grants final approval to the Bank and the Federal Reserve Board and the Department have approved the Company's applications to become a bank holding company, except that, as described in "The Offering--Escrow and Issuance of Stock," certain disbursements to the Company will be made from the Escrow Accounts.

         Funds in the Organizers' Account of the Escrow Accounts will be used to pay the Company's organizational expenses and the Bank's organizational and pre-opening expenses and approved capital expenditures. When all regulatory approvals have been obtained, the funds in all Escrow Accounts will be used to capitalize the Bank through the purchase of all capital stock of the Bank at $5,000,000 and to the extent not needed for such purposes, for general corporate purposes, principally to fund possible additional capital needs of the Bank.

         The proceeds that the Bank receives in exchange for its capital stock will be used primarily to provide funds for the

Bank's investment and loan portfolios, for constructing the Bank's headquarters in Springfield, Georgia and the branch in Rincon, Georgia, for furnishing and equipping the Bank and for working capital. The Department requires that all of the capital stock of the Bank shall be paid in, in full, in cash and that $500,000 of the total capital funds shall be common stock, $3,750,000 paid in surplus, and $750,000 shall be set aside as an expense fund to cover pre-opening expenses and potential losses in the first year of operation.

         Any net proceeds remaining after payment of expenses and purchase of all of the Bank's stock will be invested by the Company in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or other investments as the Escrow Agent and the Company shall agree until a determination is made by management to invest such funds in the Bank or in other projects. The Organizers and management have no present intentions as to other projects.

         The Company expects to incur approximately $276,104 in organization and pre-opening expenses which will, provided all necessary regulatory approvals are obtained, be payable from the net proceeds of the Offering. The Organizers expect that this amount will partially be offset by investment income during the pre-opening period. Of the total estimated $276,104 of organizational and pre-opening expenses, approximately $186, 091 will be used to pay salaries and benefits and the remainder will be used for miscellaneous expenses such as rent, legal, consulting, accounting and other expenses associated with the organization of the Bank. Approximately $92,574 in organizational and pre-opening expenses have been incurred as of September 30, 1997.


         The Directors have guaranteed a $300,000 loan to the Partnership from the Savannah Bank, N.A. to partially fund organizational and pre-opening expenses and capital expenditures. The loan will be repaid from funds in the Organizers' Escrow Account as soon as this Offering is completed. The loan, which established a $300,000 line of credit with The Savannah Bank, N.A., began on March 31, 1997 and will be due on March 30, 1998. The loan has a floating rate of interest set at the Prime Rate of The Savannah Bank, N.A.




         In addition, the Directors have agreed to guarantee a new $750,000 loan to the Partnership to fund any remaining organizational and pre-opening expenses and capital expenditures. This loan began on December 4, 1997 and matures September 4, 1998. This loan also has a floating rate of interest set at the Prime Rate of The Savannah Bank, N.A.. $300,000 of the $750,000 will be used to pay off the initial loan described above. Upon receipt of final approval from the Department, the Bank will repay the second loan, including interest.

         The following table sets forth the proposed sources and uses of the proceeds from this Offering. The figures for organizational and pre-opening expenses are based on the assumptions that the Bank will commence operations on October 1, 1998 and that there will be no investment earnings on the proceeds of the offerings while they are held in escrow.

                          Sources
Gross proceeds ......................................   $ 5,120,000
Less: Offering Expenses .............................       (29,500)
         Total Sources ..............................   $ 5,090,500
                                                        ===========

                             Uses

Organization and pre-opening expenses of the Company    $     5,000
Purchase of Bank capital stock (1) ..................     5,000,000
Other corporate purposes ............................        85,500
         Total Uses .................................   $ 5,090,500
                                                        ===========


(1) An estimated $276,104 of Bank organizational and pre-opening expenses and not more than $1,890,000 of capital expenditures will be disbursed from the Organizers' Escrow Account on behalf of the Bank, prior to the Company's investment in the capital stock of the Bank. The $5,000,000 used to purchase the Bank's capital stock will be net of disbursements previously made on behalf of the Bank. The previously advanced funds will be expensed and capitalized by the Bank as appropriate.

         The figures in the preceding table and footnote are estimates which are considered reasonable, but there can be no assurance that the estimates will be accurate. Variations could occur for many reasons. For example, if the Bank opens for business later than the projected date, additional pre-operating expenses would be incurred.

                                    DIVIDENDS

         It is anticipated that the Company will not pay any cash dividends on its Common Stock in the foreseeable future. Dividends may be paid only out of earnings of the Company. The availability of funds for payment of any dividends will depend primarily upon the earnings of the Bank and its ability to pay dividends to the Company.

         Under current Georgia law, the Bank may not pay dividends out of capital. It may pay dividends only out of undivided profits then on hand, after deducting expenses including losses and bad debts. The Department requires that all start-up losses be recovered and a cumulative profit made before dividends are paid. In addition, the Bank is required by the Department to maintain the Bank's

Capital Ratio, as defined by the Department's Statement of Policies, at not less than 8% during the first three years of operation commencing upon the effective date of a permit to begin business issued by the Department, and further the Bank must maintain the Capital Ratio thereafter at levels consistent with the published policies of the Department of Banking and Finance.

         The Organizers anticipate that the earnings of the Bank will be retained by the Bank during the foreseeable future and held for purposes of enhancing the Bank's capital.

                            PRO FORMA CAPITALIZATION

         The following table sets forth, as of the commencement of operations, the expected capitalization of the Company, assuming all of the 512,000 shares of Common Stock offered in this Offering are sold.

                       Citizens Effingham Bancshares, Inc.

Shareholders' Equity:
---------------------

Common Stock, $1.00 par
value, 20,000,000 shares
authorized, 512,000 issued and
outstanding ........................................   $ 512,000

Preferred Stock, $1.00 par
value, 10,000,000 shares
authorized, none outstanding     ...................           0

Paid-in capital in
excess of par value (1) ............................   4,608,000

Less Deficit Accumulated during
the development stage (2) ..........................     (29,500)

Total shareholders' equity .........................  $5,090,500
                                                      ==========

--------------------

(1) The expenses of this Offering, estimated at $29,500 in the aggregate, will be charged against this account.

(2) Assuming no investment income. The cost incurred for the organization of the Company has been expensed.

                      BUSINESS OF THE COMPANY AND THE BANK

GENERAL

         The Company was incorporated as a Georgia corporation on October 29, 1997 to become a bank holding company by acquiring all the capital stock upon the formation and chartering of the Bank. The primary activity of the Company will be the ownership and operation of the Bank.

         The proposed Bank will be organized as a bank under the laws of the State of Georgia. Subject to regulatory approval, the Bank will engage in the commercial banking business from its main office in Springfield, Georgia and its branch office in Rincon, Georgia.

         The Bank will engage in a general community and commercial banking business, emphasizing the banking needs of individuals and small to medium-sized businesses and professional service businesses in its primary service area and of individuals and businesses in the community, including those located outside the Bank's primary service area. The Bank will also offer private banking services to individuals and businesses.

         The Organizers believe the identified markets are not now adequately served and that an opportunity exists for the Bank to penetrate these markets by offering a variety of traditional and specialized banking services emphasizing personal service, knowledge of local needs and accessibility of management.

BANKING SERVICES

         The Bank intends to offer a full range of deposit services, including checking accounts, savings accounts, and various time deposits ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates will be tailored to the principal market areas at rates competitive to those offered in the areas. In addition, retirement accounts such as IRA (Individual Retirement Accounts) and SEP (Simplified Employee Pension) accounts will be offered. All deposit accounts will be insured by the FDIC up to the maximum amount (currently $100,000 per account). The Bank intends to solicit these accounts from individuals, businesses, foundations and organizations, and governmental authorities.

         The Bank intends to offer a full range of short to medium-term commercial and personal loans. The Organizers expect the Bank's primary lending focus will be personal and business lending. Commercial loans will include both secured and unsecured loans for working capital (including inventory and receivables), business expansion and purchase of equipment and machinery. Consumer loans will include secured and unsecured loans for financing automobiles, home improvements, and personal investments. The Bank may originate fixed and variable rate mortgage loans and offer real estate construction and acquisition loans.

         The Bank intends to apply to join a network of automated teller machines that may be used by Bank customers in other cities. The Bank also plans to offer credit cards. The Bank does not intend to offer a full-service trust department initially. Any exercise of trust powers will be contingent upon the prior written approval of the Department and the Federal Deposit Insurance Corporation.

LOCATION AND SERVICE AREA

         The primary service area of the Bank will be the Municipalities of Springfield, Rincon, and Guyton, Georgia and the contiguous areas of Effingham County. Its secondary service area will include portions of Chatham, Bulloch, Screven, and Bryan Counties, Georgia. The Bank's target markets are individuals residing in the primary service area, small to medium-size businesses, including retail shops and professional service businesses in the community.

         The Bank's main office is located in the primary service area in Springfield, the county seat for Effingham County, next to the new U.S. Post Office on State Highway 21, a high-traffic area which serves as the entrance to Springfield from the south. The branch office is also located in the primary service area in Rincon. In recent years, all of the banks in the primary service area have been acquired by banks with headquarters outside of Effingham County. The Bank will emphasize that it is based in Effingham County and that the Organizers and the executive officers are committed to the economic development of the Effingham County area.

         According to the Savannah Morning News article of March 22, 1997, population in the primary service area grew 29.88% over the past six years, from 25,687 in 1990 to 33,363 on July 1 of 1996. The Georgia State Data Center projects the population of Effingham County to reach 39,600 by the year 2000. An estimated 85% of the county's population resides in the county's unincorporated areas outside of Springfield, Rincon, and Guyton. In 1990, 73.8% of households in the primary service area had a household income between $15,000-$75,000, compared to the Georgia state population of 66.1% and the coastal Georgia region population of 66.4%. However, only 3% of households in the primary service area had incomes greater than $75,000 while the state and coastal region populations were 8.4% and 5.8%, respectively. Households having income less than $15,000 was 23.2%, while it was 27.7% in the coastal region and 25.4% for the State of Georgia.

ASSET AND LIABILITY MANAGEMENT

         Assets of the Bank will consist primarily of loans and its investment portfolio. In an effort to maintain adequate levels of liquidity and minimize fluctuations in the net interest margin (the difference between interest income and interest expense), the rate sensitivity of the loan and investment portfolios will be similar to the rate sensitivity of the Bank's liabilities.

         The loan portfolio will be comprised principally of adjustable rate loans with reasonable maturities. Substantially all fixed rate mortgage loans may be sold in the secondary market.

         The Bank will invest the majority of its investment portfolio in highly marketable short term assets, such as Federal Funds and issues of the United States government and its agencies. By pricing loans on a variable rate structure, or by keeping the maturity of the investment and loan portfolios relatively short-term, the Bank expects to be able to maintain loan interest, or to reinvest securities proceeds, at prevailing market rates, thereby helping to maintain a generally consistent spread over the interest rates paid by the Bank on the deposits which are used to fund the investment and loan portfolios.

         Deposit accounts will represent the majority of the liabilities of the Bank. These are expected to include checking accounts and interest-bearing accounts, time deposits and certificates of deposit. The Bank plans for most time deposits to have short maturities, but the maturities may be extended based on liquidity needs of the Bank. In managing its liabilities, the Bank will attempt to attract deposits from customers who, assuming rates are competitive, will be inclined to maintain an ongoing relationship with the Bank.

FACILITIES

         The Bank's main office will be located at 802 South Laurel Street, Springfield, Georgia in a two story building in Springfield. The lot, 225' x 309', is under contract for purchase by the Company for $110,000. The building, a structure of about 5,387 square feet of heated area, and the related banking equipment, furnishings and computer systems will cost approximately $925,000. The first floor will have office space for four loan officers, a lobby area with space for a receptionist and two customer service representatives, five teller stations, the loan department and bookkeeping areas, a fireproof storage area for loan documents, and the bank's vault. The second floor will house the Bank's Board room and a large open area for future expansion.

         The Rincon office will be located in a two story building at 600 Columbia Avenue, Rincon, Georgia. This lot is under contract for purchase for $225,000 and measures 215' x 245'. The building, (about 3,310 square feet in size) and the related banking equipment, furnishings and computer systems will cost approximately $630,000. The first floor will have office space for three loan officers, a lobby area with space for two customer service representatives, four teller stations, the loan workroom, and the bank's vault. The second floor will be dedicated to attic storage.

EMPLOYEES

         The Chief Executive Officer of the Bank will be Harry H. Shearouse. It is anticipated that the Bank will employ eighteen full time employees during its first year of operation, including the executive officers, a branch manager, lending Officers, operations, credit personnel as well as tellers, administrative assistants and customer service representatives. The Bank will seek to hire people experienced in the banking field and familiar with the Effingham County area market.

PRE-OPENING ACTIVITIES

         In its pre-opening phase, the Bank will construct, occupy, and furnish its facilities, hire and train its staff, purchase or lease and install equipment and systems necessary for the transaction of business, establish correspondent banking relationships and make other arrangements for necessary services.

LACK OF PROFITABILITY IN THE EARLY PERIOD OF OPERATION


         As a bank holding company with the Bank as its only asset, the Company's initial profitability will depend upon the Bank's operations. The Bank's proposed operations are subject to risks of a new business and, specifically, of a new bank. It is anticipated that the Bank will incur operating losses in its first year of operations. Although the Organizers anticipate that the Bank will become profitable in its second year of operations and that all of its initial losses will be recovered by its third year of operations, there is no assurance that the Bank will become profitable. Every reasonable effort will be made to reach a level of profitability as quickly as possible; however, there can be no assurances that the Bank will be profitable during its first few years of operation or at any time thereafter. If the Bank is ultimately unsuccessful, there is no assurance that the shareholders will recover all or any part of their investment in the Common Stock. Therefore, persons should not subscribe to shares unless they are in a position to lose the entire amount of their investment without a material adverse effect on their respective financial conditions.


FEDERAL AND STATE LAWS AND REGULATION OF BANKS AND BANK HOLDING
COMPANIES

         Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of the Company and its subsidiaries.

         On July 18, 1997, the Department accepted for filing a Georgia bank charter application submitted by the Organizers. A charter application requires substantial information about a bank's organizers, the bank's proposed capital structure, its competitors and the proposed market service area. The application and subsequent investigation conducted on behalf of the Department determined that (a) the applicants have complied with all provisions of law; (b) the convenience and needs of the public will be served by the proposed bank or trust company; (c) there is a reasonable promise of adequate support for the bank or trust company in the light of: (i) the competition offered by existing banks and trust companies and other financial institutions, (ii) the previous financial history of the community as to banks, trust companies, and other financial institutions, and (iii) the opportunities for profitable employment of bank funds as indicated by the average demand for credit, the number of potential depositors, the volume of bank transactions, and the businesses and industries of the community with particular regard to their stability, diversification, and size; (d) the character and fitness of the incorporators, directors and proposed officers are such as to command the confidence of the community and to warrant the belief that the business of the proposed bank or trust company will be honestly and efficiently conducted; (e) there has not been any material violation of Section 7-1-391 of the Official Code of Georgia Annotated, pertaining to the payment of fees to the Bank's organizers, such that approving the articles would impair the policy manifested by that provision; and (f) the capital structure of the proposed bank is adequate in relation to the amount and character of the anticipated business of the bank and the safety of prospective investors. Approval of the application for the Bank's charter was obtained from the Department on October 17, 1997. The Company has applied to the Federal Reserve Board and the Department for approval of the Company becoming a bank holding company.

         If and when the Bank commences operations, it will be subject to extensive supervision and regulation by the Department, the FDIC and the Federal Reserve Board.

         The Bank will be insured by the FDIC and be a non-member of the Federal Reserve System. Therefore, the Bank will be subject to applicable provisions of the Federal Reserve Act which restrict the ability of any bank to extend credit to its parent holding company or to any of the parent's subsidiaries, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit (including an endorsement or standby letter of credit) to its parent holding company or the parent's subsidiaries, or to invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower.

         The dividends that may be paid by the Bank to the Company are subject to legal limitations. Dividends may be paid only out of earnings of the Company. No dividends may be paid until start-up losses are recovered and a cumulative profit made. The Company does not anticipate that the Bank will declare any dividends for the foreseeable future.


         Under regulations issued by the Department, the Bank generally will be required to have enough capital to maintain a capital-to-asset ratio of at least eight (8%) percent for a projected three years. The Bank's total capital must be sufficient to support the anticipated volume and character of operations for a minimum of three years.

         The Federal Reserve Board enforces regulations that implement risk-based rules for assessing bank and bank holding company capital adequacy.

         The earnings of the Bank and, consequently of the Company, will be affected significantly by the policies of the Federal Reserve Board, which regulates the money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market operations in United States Government securities, changes in the rate paid by banks on bank borrowings, changes in reserve requirements against bank deposits and limitations on interest rates that banks may pay on time and savings deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

         The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Also important in terms of effect on banks are controls on interest rates paid by banks on deposits and the types of deposits that may be offered by banks. Generally, governmental regulation on deposit-rate accounts has been lessened in recent years. Since March 31, 1986, the prohibition against the payment of interest on non-personal demand deposits has been the only regulatory deposit-rate account constraint. The effect of deregulation of deposit interest rates has been to increase banks' cost of funds and make them more sensitive to fluctuations in money market rates.

         In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Company and it subsidiaries.


         After acquiring the capital stock of the Bank, the Company will become a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956 and Georgia law. As a Bank holding Company, the Company will be required to file with both of these agencies annual reports and other information regarding its business operations and those of its subsidiaries. It will also be subject to examination by these two agencies and will be required to obtain their approval before acquiring, directly or indirectly, ownership or control of any voting shares of a bank or bank subsidiary of the bank holding company if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting stock of such bank or banking subsidiary of the bank holding company. Furthermore, a bank holding company is, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of any voting stock of any company which is not a bank or bank holding company and must engage only in the business of banking or managing or controlling banks or furnishing services to or performing services for its subsidiary banks. One of the exceptions to this prohibition is the ownership of shares of a company the activities of which the Federal Reserve Board has determined to be so closely related to banking and managing or controlling banks as to be a proper incident thereto.

         A bank holding company and it subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or provision of any property or service. Thus, a bank may not extend credit, lease or sell property or furnish any services or fix or vary the consideration for such on the condition that (i) the customer obtain or provide some additional credit, property or service from or to such bank (other than a loan, discount, deposit or trust service related to and usually provided in connection with a loan, discount, deposit or trust service), its bank holding company or any other subsidiary of its bank holding company or (ii) the customer not obtain some other credit, property or service from a competitor, except to the extent reasonable conditions are imposed in a credit transaction to assure the soundness of the credit extended.

         The Federal Reserve Board has cease and desist powers over parent bank holding companies and non-banking subsidiaries should their actions constitute a serious threat to the safety, soundness or stability of a subsidiary bank.

         Although the Company is not presently subject to any direct regulatory restrictions on dividends (other than those of Georgia corporate law), the Company's ability to pay cash dividends will depend on the amount of dividends paid by the Bank, and any other subsequently acquired entities. See "Dividends." The Company is also subject to certain restrictions with respect to engaging in the business of issuing, underwriting and distributing securities.

         The Company cannot predict what other legislation might be enacted or what other regulations might be adopted, or if enacted or adopted, the effect thereof on the Company's operations.

COMPETITION

         The banking business is highly competitive. In one or more aspects of its business the Bank, and consequently the Company, will compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking companies operating in the primary and secondary markets. All three commercial banks in the Effingham County market are branches or affiliates of larger regional holding companies. The Organizers believe that the dominance of these institutions has resulted in a decline in responsiveness and personalized service in the local banking industry. The Bank plans to promote its ability to make decisions locally and a high level of personal service. There are no savings and loan institutions operating in the primary market area.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the financial statements and notes thereto.

CAPITAL RESOURCES AND LIQUIDITY

         The Company's organization and pre-opening expenses have been funded through the borrowing, by the Citizens Effingham Partnership, of a $300,000 loan from The Savannah Bank, N.A., guaranteed by the Directors. At August 31, 1997, the Company had approximately $208,372.61 of cash available, $10,872.61 of which was in the Partnership's bank account and $197,500.00 of which was remaining on the Partnership's line of credit with the Savannah Bank, N.A. Management believes that the amount available, when combined with an estimated $750,000 that the Directors have agreed to borrow, if necessary, will be adequate to fund organizing activities through the date of receipt of the net proceeds from the Offering. Upon final regulatory approval, the Company expects to use net proceeds from the Offering in the Organizers' Account to repay the borrowings in full.

ORGANIZATIONAL ACTIVITIES

         The discussion below covers the organizing activities of the Citizens Effingham Partnership from April 3, 1997 (date of inception) through August 31, 1997. The Partnership had only limited activity during its organization, and there is no period comparable to that discussed below.

APRIL 3, 1997 (DATE OF INCEPTION) THROUGH AUGUST 31, 1997

         For the period of April 3, 1997 (date of inception) through August 31, 1997, the Partnership was in the process of organizing. Accordingly, its activities consisted of recruiting organizers and directors for the Company and the proposed Bank, development of the Company's business plan, preparation of applications for necessary regulatory approvals, preparation for the proposed stock offerings, obtaining marketing and customer service studies and the administrative support for these functions.

         The Partnership incurred organization costs of $91,758 for the period ended August 31, 1997. Of that amount, compensation expense totaled $38,223.00, which consisted primarily of salaries, benefits and payroll taxes for the Company's President. Legal fees totaled $3,530.00 and consulting fees totaled $17,625.00, filing fees were $12,060.00, while interest expense totaled none during the period. The other organizing expenses of $20,320.00 during the period consisted of equipment, architectural fees, office supplies, travel, telephone and other expenses.

EFFECTS OF INFLATION ON OPERATIONS

         When the Company commences operations as a financial institution, the majority of its assets and liabilities will be monetary in nature and, therefore, will differ greatly from most industrial or commercial companies that have significant investments in fixed assets. Due to this fact, the effects of inflation on the Company's balance sheet will be minimal, meaning that there will be no substantial increases or decreases in the Company's net purchasing power over time. The most significant effect of inflation will be on other expenses which tend to rise during periods of general inflation.

                                   MANAGEMENT

ORGANIZERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the organizers, proposed directors, and executive officers of the Company and the Bank. All of the Directors listed below are also Organizers of the Bank.



                                                                                 Anticipated Amount of
                                                                                  Beneficial Ownership
                                                                                    of the Company's
                                                                                    Common Stock (1)
                                                                                    ----------------
                           Position with                                               % of Shares
                           the Company                                           No.   Outstanding
                           (Director's                        Position             of        After
Name (Age)                 Term Expires)                      with the Bank      Shares   Offering
----------                 -------------                      -------------      ------   --------
Harry H.                   President, Chief                   President,         10,000     1.95%
Shearouse                  Executive Officer                  Chief Executive
(50)                       and Director                       Officer and
                           (2000)                             Director

D. Guerry                  N/A                                Organizer          10,000     1.95%
Burns (80)


Jon G. Burns               Director (1999)                    Director                    20,000            3.91%
(45)

Charles E.                 Director (1999)                    Director                    12,500            2.44%
Hartzog
(61)

Philip M.                  Director (1999)                    Director                     8,350            1.63%
Heidt
(49)

W. Harvey                  Director (1999)                    Director                     7,500            1.46%
Kieffer
(55)

C. Murray                  Director (2000)                    Director                    20,000            3.91%
Kight
(65)

William F.                 N/A                                Organizer                    5,000             .98%
Rahn
(71)

Thomas C.                  Director (2000)                    Director                    15,000            2.93%
Strickland, Jr.
(55)

Mariben M.                 Director (2000)                    Director                     5,000             .98%
Thompson
(56)

Thomas O.                  Director (2001)                    Director                     5,000             .98%
Triplett, Sr.
(62)

J. Terrell                 Director (2001)                    Director                    20,000            3.91%
Webb
(67)

H. Mitchell                Director (2001)                    Director                     5,000             .98%
Weitman
(51)

Wendel H.                  Director (2001)                    Director                    10,000            1.95%
Wilson
(53)

Total                                                                                    153,350           29.95%
                                                                                         =======           ======

(1) 15,850 of these shares will be held of record by family members, trusts for the benefit of, or corporations or retirement accounts controlled by the individuals listed. 137,500 of these shares will be held by the Organizers, and the proceeds from the sale of these shares will be placed in the Organizers' Account of the Escrow Agent.

         HARRY H. SHEAROUSE was born in Chatham County but has resided in Effingham County his entire life. After graduating from Effingham County High School, Mr. Shearouse attended Georgia Southern University, where he received a Bachelor of Business Administration Degree. Mr. Shearouse has been involved in banking for over 29 years, most recently as a Vice President for the First National Bank of Effingham, a position he held from 1992 until 1997. Prior to that, he was employed by the C & S National Bank/NationsBank from 1968 through 1992. Mr. Shearouse served as a director of the C & S Bank of Effingham County/NationsBank until 1992. Mr. Shearouse is actively involved in the community and is a member of several civic organizations.

         D. GUERRY BURNS has resided in Effingham County since his birth and was educated in the Effingham County school system. Prior to his retirement several years ago, Mr. Burns was self-employed in the timber business. From 1965 until 1989, Mr. Burns served as a Director/Advisory Board Member of the C & S Bank of Effingham County/NationsBank.

         JON G. BURNS was born in Savannah, Georgia but has been a life-long resident of Effingham County. After graduating from Effingham County High School, Mr. Burns attended Georgia Southern University, where in 1975 he received a B.S. degree in Political Science. Mr. Burns is presently the owner and operator of B & S Feed and Farm Supply. He is also involved, along with his two brothers, in a local timber sales business. Mr. Burns served as Director/Advisory Board Member of the C & S National Bank/NationsBank from 1989 until January, 1997. He is actively involved in several civic organizations.

         CHARLES E. HARTZOG was born in Savannah, Georgia but has lived in Effingham County for over 55 years. Mr. Hartzog graduated from Rincon High School in 1954 and attended Newberry College, where he received a B.S. degree in Commerce in 1959. That year, he went to work for the Citizens and Southern National Bank in Savannah, Georgia, beginning a career in banking that would span 33 years. In 1969, he transferred to the Citizens and Southern Bank of Effingham County, where for 23 years he served as President of the Bank. During that time, he also served as a Director, and he served as an Advisory Board Member through that time up until January, 1997. Mr. Hartzog continues to be active in civic and other organizations, some of which he has served or is presently serving in leadership positions.

         PHILIP M. HEIDT was born in Effingham County, where he has lived all his life. He was educated in the Effingham County school system. Mr. Heidt is presently the owner of Heidt Real Estate Services, Inc., which operates Century 21/Heidt Realty. In addition to his real estate sales business, Mr. Heidt is involved in numerous real estate development and rental projects in the area. Mr. Heidt served as an Advisory Board Member to NationsBank from February of 1996 until January of 1997. Mr. Heidt is involved in community organizations, where he serves in various leadership roles.

         W. HARVEY KIEFFER was born in Effingham County and has resided there all of his life. He was educated in the Effingham County school system. Mr. Kieffer, who has been in the construction business all of his life, owns a construction company that he has operated since 1989. Mr. Kieffer is also involved in various real estate rental and development projects in the Effingham County area.

         C. MURRAY KIGHT was born in Swainsboro, Georgia, but has been a resident of Effingham County for approximately 52 years. A 1949 graduate of Effingham Academy, Mr. Kight was President of Kight Ford, Inc., a local Ford dealership, from 1962 until 1985. Since leaving the dealership, Mr. Kight has been actively involved in several real estate development and rental projects in Effingham County. Mr. Kight served as an Advisory Board Member of C & S Bank of Effingham County/NationsBank from 1974 until January, 1997. Mr. Kight is actively involved in the community.

         WILLIAM F. RAHN was born in Effingham County, where he has resided his entire life. He was educated in the Effingham County school system. Prior to his retirement, Mr. Rahn was a farmer for over 35 years. For 24 years, he served as a Director/Advisory Board Member of The Citizens and Southern Bank of Effingham County/NationsBank, ending his tenure in 1995. He is active in the community, serving in several civic organizations.

         THOMAS C. STRICKLAND, JR. was born in Chatham County, Georgia, but became a permanent resident of Effingham County in 1971. After completing high school in Chatham County, Mr. Strickland received a Bachelor of Business Administration degree from Georgia Southern University. From 1971 until the present, Mr. Strickland has owned and managed Strickland Funeral Home, Inc. Mr. Strickland is also involved in real estate rental and development. He served as an Advisory Board Member for the C & S National Bank/NationsBank for 8 years until January, 1997. Mr. Strickland is active in the Effingham County community and is a member of several civic organizations.

         MARIBEN M. THOMPSON was born in Bulloch County and was educated in the Bulloch County public school system. After graduating from high school, she attended Georgia Southern University, where in 1962 she received a B.S. degree in Education. Since 1963, when she became a permanent resident of Effingham County, she began teaching in Effingham County. After teaching school for a total of 25 years, she left the teaching profession to take advantage of several business opportunities. For several years, Mrs. Thompson was owner and President of Speak-Ezy Telephone Co., Inc., and she is presently active in assisting her husband in the operations of several Effingham County businesses.

         THOMAS O. TRIPLETT, SR. was born in Boone, North Carolina. After graduating from Chilhowie High School in Virginia, he attended Bluefield College, also in Virginia. In 1959, Mr. Triplett began a career in banking with The Citizens and Southern National Bank (later NationsBank) in Savannah, Georgia, where he worked until his retirement in 1993. During his 34 years in banking, Mr. Triplett served in various capacities, retiring from the Bank as a Vice-President. A former mayor and councilman for the City of Port Wentworth, Georgia, he also served 18 years in the Georgia House of Representatives. Although Mr. Triplett is retired, he continues to remain active; he currently serves on the Department of Transportation Board from the First Congressional District. Mr. Triplett has been a resident of Effingham County for approximately three years.

         J. TERRELL WEBB was born in Cobbtown, Georgia and shortly thereafter moved to Effingham County. Immediately after graduating from Effingham Academy, he attended the University of Georgia, where in 1951 he received a B.S. degree in Pharmacy. He was the owner and operator of Webb's Rexall Drugs in Springfield, Georgia from 1954 until 1981, when he sold his business. After 1981, he worked part-time as a pharmacist. Mr. Webb served as a Director/Advisory Board Member of the C & S Bank of Effingham County/NationsBank from 1972 until 1992. For many years Mr. Webb has been actively involved in the Effingham County community and has served in numerous leadership positions.

         H. MITCHELL WEITMAN was born in Effingham County, where he has resided his entire life. After graduating from Effingham County High School, Mr. Weitman received a B.S. degree in Pharmacy from the University of Georgia. Since his graduation in 1969, Mr. Weitman has been employed as a pharmacist, working for several companies before buying his own business in 1981. He presently is the owner and operator of Weitman Pharmacy, Inc. in Springfield.

         WENDEL H. WILSON was born in Effingham County where he has resided his entire life. After graduating from Effingham County High School, he attended Georgia Southern University, where he received a Bachelor of Business Administration degree in Accounting. Mr. Wilson is a Certified Public Accountant who worked for the accounting firm of Haskins & Sells until 1974, when he opened his own practice in Effingham County. He is presently the managing partner of Wilson & Kessler, C.P.A. Mr. Wilson is also involved in several other ventures in the Effingham County area. He is very active in civic organizations and continues to serve in numerous leadership positions.

ELECTION OF OFFICERS AND DIRECTORS

         The Board of Directors of the Company is elected by its shareholders. The officers of the Company are selected by the Company's Board of Directors. The Board of Directors of the Bank will be elected by the Company as sole shareholder of the Bank. The officers of the Bank will be selected by the Bank's Board of Directors. The initial Chief Lending Officer and Chief Operations Officer must be prior approved by the Department, and any changes to the positions of President, Chief Lending Officer, or Chief Operations Officer during the first two years of operation must also be approved by the Department. No family relationships exist among the directors and executive officers of the Company or the proposed directors and executive officers of the Bank.

EXECUTIVE COMPENSATION

         Harry H. Shearouse is the proposed President and Chief Executive Officer of the Company and the Bank. The Partnership entered into an employment contract with Mr. Shearouse for a term of three years commencing on the date on which the Bank opens. Under this Agreement, Mr. Shearouse will receive a base salary of $80,000.00 per annum until 512,000 shares of the Common Stock are sold, at which point his base salary will increase to $90,000 per annum.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

         Certain of the officers and directors of the Company will have deposit accounts with the Bank and may have other transactions with the Company or the Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by the Bank to officers, directors, or principal shareholders of the Company and to affiliates of such persons will be made in the ordinary course of business on terms, including interest rates and collateral, deemed by the Bank to be substantially the same as those prevailing at the time for comparable transactions with independent third parties and do not involve more than the normal risk of collectability or present other unfavorable features.

         Through August 31, 1997, the Partnership has paid all costs and disbursements associated with forming the Company and the Bank, including application filing fees, attorneys fees, feasibility studies, market analysis and other costs. Amounts disbursed by the Partnership through August 31, 1997 totalled $91,861.00. In order to fund these costs, the Partnership has borrowed $300,000 from The

Savannah Bank, N.A., payable with interest at the prime rate of a Georgia bank upon the approval of the Bank by the Department and other governmental entities, but in no event later than March 30, 1998, which has been guaranteed by the Directors. The Escrow Agreement allows a disbursement from the Organizers' Escrow Account after the shares are issued but before the regulatory approvals are obtained to allow the Company to repay the Organizers the Principal amount loaned to the Company and accrued interest.

         On August 7, 1997, 21 Centre Partnership, a Georgia General Partnership comprised of Bank Organizers, Philip M. Heidt, W. Harvey Kieffer, C. Murray Kight, and Thomas C. Strickland, Jr., entered into a contract with the Partnership to sell the parcel of land upon which the Rincon branch will be constructed. Two independent appraisals of the parcel, one by Coastal Area Appraisal Services done on June 23, 1997 and the other by Johnnie Ganem Realty & Appraisal Co. on July 18, 1997, each valued the parcel at $225,000, the price for which the land was sold. 21 Centre Partnership made no real estate commission on the sale.

         Since March 16, 1997, 21 Centre Partnership has leased office space to the Partnership at a rate of $660.00 per month, pursuant to an oral contract between the parties.

                                  SHAREHOLDERS

         Of the 20,000,000 shares of authorized Common Stock, 512,000 shares are expected to be issued and outstanding at the completion of this Offering. The amount and percent of such outstanding stock to be owned directly or beneficially by the Directors/Organizers and by the purchasers in this Offering, are expected to be as follows:


                                    Number of Shares       Percent of Total Shares
Title of Group                      Beneficially Owned       to be Outstanding
--------------                      ------------------       -----------------
Directors/Organizers                        153,350                29.95%

Other Purchasers                            358,650                70.05%
         in this
         Offering

TOTAL                                       512,000                100.0%
                                            =======                =====



         To the best of the Company's knowledge, no person will, upon the completion of this Offering, own of record or beneficially, more than five percent (5%) of the outstanding Common Stock. There are no known arrangements, either formal or informal, between the Company and any Organizer, executive officer of the Company, or any other person for the purchase of shares of Common Stock which would result in any person owning, of record or beneficially, more than five percent (5%) of the Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's Articles of Incorporation authorize the Company to issue up to 20,000,000 shares of Common Stock, par value of $1.00 per share and 10,000,000 shares of Preferred Stock, $1.00 par value per share.

COMMON STOCK

         As of the date of this Prospectus there were no shares of Common Stock issued and outstanding, and upon completion of this Offering there will be 512,000 shares issued and outstanding. The remaining authorized shares of Common Stock may be issued from time to time in such amounts as the Board of Directors determines.

         All shares of Common Stock will be entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to the shareholders. It is not anticipated that the Company will pay any cash dividends on its Common Stock in the foreseeable future. See "Dividends." Voting rights will be exclusively vested in the holders of the Common stock, subject to any voting rights granted to holders of Preferred Stock should any Preferred Stock be issued. Each holder of Common Stock will be entitled to one vote for each share on all matters submitted to the shareholders. Holders of Common Stock will not have pre-emptive rights to acquire authorized but unissued capital stock of the Company. All shares of the Common Stock issued in accordance with the terms of this Offering as described in this Prospectus will be fully paid and non-assessable.

PREFERRED STOCK

         The Board of Directors, without shareholder approval, may issue Preferred Stock with voting, conversion and liquidation rights which might adversely affect the voting power and other rights of the holders of Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this Offering, the Company will have 512,000 shares of Common Stock outstanding. The shares sold in this Offering will be freely tradeable without restriction or registration under the Securities Act of 1933, as amended (the "1933 Act"), except for shares purchased by an affiliate of the Company, which will be subject to resale restrictions under the

1933 Act. These "restricted securities" and securities held by "affiliates" may be eligible for sale in the open market in accordance with the provisions of Rule 144 promulgated under the 1933 Act.

         In general, under Rule 144, a person (including an affiliate of the Company) who has beneficially owned restricted shares for at least two years would be entitled to sell within any three month period a number of restricted shares that does not exceed the greater of one percent (1%) of the then outstanding shares of the Common Stock or the average weekly trading Volume of the Common Stock during the four calendar weeks preceding such sale, whichever is greater. Non-affiliates who have held restricted shares for at least three years would be entitled to sell such shares under Rule 144 without regard to the volume limitation. Affiliates may sell non-restricted shares under Rule 144 without regard to the length of their holding period. The Company anticipates having no public market for its securities.

CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES AND BYLAWS

         A number of provisions of the Company's Articles of Incorporation ("Articles") and Bylaws concern matters of corporate governance and certain rights of shareholders. The following discussion is a general summary of certain provisions of the Articles and Bylaws relating to stock ownership and transfers, the Board of Directors and business combinations which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual shareholders of the Company may deem to be in their best interests or as a result of which shareholders might receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors and management more difficult.

         Board of Directors. The Board of Directors of the Company is divided into three classes, each of which contains approximately one-third of the whole number of the members of the Board. Each class serves a staggered term, with approximately one-third of the total number of Directors being elected each year. The Articles and By-Laws of the Company do not allow for cumulative voting for the election of Directors.

         A classified Board of Directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent Directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the Articles classifying the Board, all of the Directors would be elected each year. The Organizers of the Company believe that the staggered election of Directors tends to promote continuity of management because only one-third of the Board of Directors is subject to election each year. Staggered terms guarantee that in the ordinary course approximately two-thirds of the Directors, or more, at any one time have had at least one year's experience as Directors of the Company, and moderate the pace of changes in the Board of Directors by extending the minimum time required to elect a majority of Directors from one to two years.

         The Articles allow the Company's Directors to consider not only the Company and its shareholders in determining what is in the best interests of the Company, but also the interests of employees, customers, suppliers and creditors of the Company and the interests of the communities in which offices of the Company are located. The Organizers believe that consideration of all such factors gives the Board of Directors maximum flexibility in discharging its duties.

         Business Combination Provision. In addition to the Fair price provisions described below, the Company's Articles and Bylaws incorporate certain provisions of the Georgia Business Corporation Code, as amended (the "Georgia Code"), which provide that the Company shall not engage in any business combination (as defined in the Articles and in the Bylaws) with any person acquiring direct or indirect beneficial ownership of 10% or more of the outstanding shares of the Company's stock (an "interested shareholder") for a period of five years following the date that such shareholder became an interested shareholder unless (i) such business combination is approved by the Board of Directors; (ii) such interested shareholder obtained at least 90% of the Company's outstanding stock in the transaction which made such shareholder an interested shareholder (excluding shares held by (a) directors, (b) subsidiaries of the Company, or (c) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
(iii) prior to acquiring at least 90% of the Company's stock, the interested shareholder received approval of a majority of the shareholders (excluding shares held by Directors and officers) to effect the business combination. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         "Fair Price Provision". Under a "fair price provision" of the Articles based on provisions of the Georgia Code, any business combination would require, in addition to the vote otherwise required by law or the Articles, the unanimous approval of the continuing directors (as defined in the Articles), provided that the continuing directors constitute at least three members of the Board of Directors at the time of such approval, or the approval of at least two-thirds of the continuing directors and the approval of the holders of a majority of the shares outstanding and entitled to vote on the combination, other then voting shares owned by the interested shareholder who is a party to the proposed business combination. If, however, the interested shareholder has not ceased to be an interested shareholder at any time within the three years prior to consummation of the business combination and has not increased its share ownership in the Company by more than one percent (1%) in any twelve-month period, or if specified price criteria and other requirements are met, the normal majority vote of shareholders would apply.

         Unanimous continuing Director approval or approval by two-thirds of the continuing Directors and the holders of a majority of the outstanding voting shares of the Company, excluding all voting shares beneficially owned by the interested shareholder involved in the proposed business combination, also is not required if the interested shareholder is offering to pay a certain formula price based upon the market value of the shares as of certain dates to ensure that all shareholders of the Company receive a fair price for their shares.

         Authorized Shares. The Articles authorize the issuance of 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred stock. The shares of Common Stock and Preferred Stock were authorized to provide the Company's Board of Directors as much flexibility as possible in using such shares for purposes including financings, acquisitions' stock dividends, stock splits, employee stock options and other similar purposes. However, these additional authorized shares may also be used by the Board of Directors to deter future attempt to gain control of the Company. The Board of Directors has sole authority to determine the terms of any one or more series of the Preferred Stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred Stock, the Board of Directors has the power to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management in retaining its position. There are currently no plans for the issuance of Preferred Stock.

         Indemnification of Officers and Directors. As permitted by the Georgia Code, the Articles contain provisions which eliminate the personal liability of Directors and officers for monetary damages to the Company or its shareholders for breach of their fiduciary duties as Directors, except to the extent such elimination of liability is prohibited by the Georgia Code. In accordance with the Georgia Code, these provisions do not limit the liability of any

Director (a) for any appropriation, in violation of duties, of any business opportunity for the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for any type of liability set forth in Section 14-2-832 of the Official Code of Georgia Annotated, and (d) for any transaction from which the director or officer derived any improper personal benefit. The provisions do not limit or eliminate the rights of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a Director's fiduciary duty. In addition, these provisions apply only to claims against a Director arising out of his role as a Director and do not relieve a Director from liability for violations of statutory law such as certain liabilities imposed on a Director under the federal securities law.

         The Bylaws of the Company and provisions of the Georgia Code further provide that the Company may indemnify litigation expenses of Directors' officers, employees and agents of the Company if these expenses were incurred as a result of a legal proceeding brought against such person for acts undertaken in his official capacity if such person acted in good faith or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

         The purpose of those provisions is to assist the Company in retaining qualified individuals to serve as Directors and officers by limiting their exposure to personal liability for serving as such.

         The Company is not aware of any pending of threatened action, suit or proceeding involving any of its Directors, officers, employees or agents for which indemnification from the Company may be sought. Insofar as indemnification for liabilities (primarily relating to public distribution of securities) arising under the 1933 Act may be permitted to Directors, officers and controlling persons of the Company, or of any affiliate of the Company pursuant to the Articles of Incorporation or otherwise, the Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. Accordingly, it is possible that the indemnification provisions of the Articles may not apply to liabilities arising under the 1933 Act unless the prospective indemnitee is successful in the proceeding in question.

                                  LEGAL MATTERS

         The legality of the Common Stock offered hereby will be passed upon for the Company by Ellis, Painter, Ratterree & Bart, L.L.P., Savannah, Georgia.

                                     EXPERTS

         The financial statements as of August 31, 1997 and for the period April 3, 1997 through August 31, 1997 included in this Prospectus have been so included in reliance on the report of Thigpen, Jones, Seaton & Co. independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the registration Statement. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto. Each summary herein of additional information included in the Registration Statement or any exhibit thereto is qualified in its entirety by reference to such information or exhibit. The Registration Statement may be obtained from the Commission upon payment of the prescribed fees therefor, or may be examined at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web Site containing the Registration Statement and all exhibits and schedules thereto which can be accessed at http://www.sec.gov.

                               CITIZENS EFFINGHAM
                                   PARTNERSHIP





                              FINANCIAL STATEMENTS
                  PERIOD OF APRIL 3, 1997 (DATE OF INCEPTION)
                               TO AUGUST 31, 1997

CITIZENS EFFINGHAM PARTNERSHIP
FINANCIAL STATEMENTS
PERIOD OF APRIL 3, 1997 (DATE OF INCEPTION) TO AUGUST 31, 1997
================================================================================




                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----
INDEPENDENT AUDITORS' REPORT.......................................     F-3


FINANCIAL STATEMENTS:

  Balance Sheet   .................................................     F-4

  Statement of Income..............................................     F-5

  Statement of Cash Flows..........................................     F-6

  Notes to Financial Statements....................................     F-7

[THIGPEN, JONES, SEATON & CO., P.C. LETTERHEAD]
CERTIFIED PUBLIC ACCOUNTANTS                        Robert E. Thigpen, Jr., CPA
                                                    Scotty C. Jones, CPA
211 North Franklin Street - P.O. Box 400            Frank W. Seaton. Jr., CPA
Dublin, Georgia 31040-0400
Tel: 912-272-2030 - Fax: 912-272-3318





                          INDEPENDENT AUDITORS' REPORT



Partners
Citizens Effingham Partnership

      We have audited the accompanying balance sheet of Citizens Effingham Partnership as of August 31, 1997, and the related statements of income and cash flows for the period of April 3, 1997 (Date of Inception) to August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citizens Effingham Partnership as of August 31, 1997, and the results of its operations and its cash flows for the period of April 3, 1997 (Date of Inception) to August 31, 1997 in conformity with generally accepted accounting principles.


                                       /s/ THIGPEN, JONES, SEATON & CO., P.C.



October 20, 1997

CITIZENS EFFINGHAM PARTNERSHIP
BALANCE SHEET
================================================================================

                                                                                                   AS OF AUGUST 31,
                                                                                                -----------------------
                                                                                                         1997
-----------------------------------------------------------------------------------------------------------------------
ASSETS
  Current Assets-
    Cash and cash equivalents                                                                                 $  10,873
-----------------------------------------------------------------------------------------------------------------------
  Property, at cost:
    Land                                                                                                          2,260
    Furniture and fixtures                                                                                          253
    Construction in process                                                                                       9,300
-----------------------------------------------------------------------------------------------------------------------
      Total                                                                                                      11,813
  Less - accumulated depreciation                                                                                     -
-----------------------------------------------------------------------------------------------------------------------
      Property, net                                                                                              11,813
-----------------------------------------------------------------------------------------------------------------------
  Other Asset-
    Organization costs                                                                                           33,215
-----------------------------------------------------------------------------------------------------------------------
        TOTAL ASSETS                                                                                          $  55,901
=======================================================================================================================
LIABILITIES AND EQUITY
  Current Liabilities:
    Short-term notes payable                                                                                  $ 102,500
    Payroll tax liabilities                                                                                         131
-----------------------------------------------------------------------------------------------------------------------
      Total Current Liabilities                                                                               $ 102,631
-----------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies

Deficit accumulated during organization                                                                         (46,730)
-----------------------------------------------------------------------------------------------------------------------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                            $  55,901
=======================================================================================================================



          See Accompanying Notes to Consolidated Financial Statements

CITIZENS EFFINGHAM PARTNERSHIP
STATEMENT OF INCOME
================================================================================

                                                                                 Period of
                                                                        April 3, 1997 (Date of Inception)
                                                                                to August 31,
                                                                                    1997

--------------------------------------------------------------------------------------------------------
Revenues                                                               $

Less Expenses:
  Salaries                                                                                        33,333
  Rent                                                                                             4,455
  Payroll Taxes                                                                                    2,806
  Employee Insurance                                                                               2,621
  Office Supplies                                                                                  1,402
  Telephone                                                                                        1,069
  Utilities                                                                                          621
  Mileage                                                                                            233
  Printing and Reproduction                                                                          169
  Postage and Delivery                                                                                21

Total Expenses                                                                                    46,730

  Net Loss                                                                                       (46,730)

Beginning Deficit                                                                                      -

Ending Deficit                                                         $                         (46,730)



                 See Accompanying Notes to Financial Statements
                                      F-5

CITIZENS EFFINGHAM PARTNERSHIP
STATEMENT OF CASH FLOWS
================================================================================

                                                                                          Period Ended August 31,
                                                                                          ------------------------
                                                                                                    1997
------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                                                             $   (46,730)
  Adjustments to reconcile net income to net cash provided by operating activities:
    Changes in assets and liabilities attributable to operations:                                                -
------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                                                            (46,730)
------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                                     (11,813)
  Organization costs                                                                                       (33,215)
------------------------------------------------------------------------------------------------------------------
      Net cash used in investing activities                                                                (45,028)
------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt                                                                           102,500
  Accrued liabilities                                                                                          131
------------------------------------------------------------------------------------------------------------------
      Net cash provided by financing activities                                                            102,631
------------------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                                   10,873
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                                     -
------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                                    $ 10,873
==================================================================================================================



                 See Accompanying Notes to Financial Statements

CITIZENS EFFINGHAM PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
PERIOD OF APRIL 3, 1997 (DATE OF INCEPTION) TO AUGUST 31, 1997
================================================================================



A.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         1. REPORTING ENTITY - The Citizens Effingham Partnership began with a group of twelve partners in the Spring of 1997 and plans to charter a State Bank in Springfield, Georgia. The partnership received regulatory approval of their application to charter this bank from the State Department of Banking and Finance on October 17, 1997 and is pending approval from the Federal Deposit Insurance Corporation. Citizens Effingham Partnership intends to form a holding company (Citizens Effingham Bancshares, Inc.) that will own 100% of the shares of the proposed state chartered bank, Citizens Bank of Effingham.

              The reporting period for the statements of income and cash flows is from April 3, 1997 (Date of Inception), when the first activity occurred, to August, 1997.


         2. PROPERTY AND DEPRECIATION - The cost of property, plant, and equipment will be depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements will be depreciated (amortized) over the lesser of the length of the related leases or the estimates useful lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and on the accelerated basis for income tax purposes.

                           ----------------------------------------------------------------------------------
                                CLASSIFICATION                                             LIFE
                           ----------------------------------------------------------------------------------
                           Furniture and fixtures                                       7-15 Years
                           ----------------------------------------------------------------------------------


              Expenditures for maintenance, repairs, and minor renewals are charged to expense when incurred. Expenditures for improvements, replacements, and major renewals are capitalized. Assets retired or otherwise disposed of are eliminated from the asset accounts along with related amounts of accumulated depreciation. Any gains or losses from disposals are included in income.

              Citizens Bank of Effingham (In Organization) is currently in organization status, therefore normal business activities have not yet begun. Accordingly, all property purchased has been capitalized and depreciation will not be recorded until the assets are placed into service.

         3. CASH AND CASH EQUIVALENTS - For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. This includes money market deposit accounts and short-term certificates of deposit.

         4. MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at August 31, 1997 and revenues and expenses during the period then ended. Actual results could differ from those estimates.

         5. ORGANIZATION COST - All cost associated with the application process up to the point of final regulatory approval will be capitalized. At the beginning of operation these will start being amortized on the straight line method over 60 months.

CITIZENS EFFINGHAM PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
PERIOD OF APRIL 3, 1997 (DATE OF INCEPTION) TO AUGUST 31, 1997

================================================================================
B.       SHORT-TERM NOTES PAYABLE

         Short-term notes payable consisted of the following at August 31, 1997:

                                                                                  1997
----------------------------------------------------------------------------------------
The Savannah Bank                                                              $ 102,500
----------------------------------------------------------------------------------------

         These borrowings are against a line of credit that has been established with The Savannah Bank, N.A. for a total of $300,000 with interest at the prime rate as established by The Savannah Bank, N.A. The current rate is 8.25% with interest payable at maturity. Principal and accrued interest will be due at maturity on March 30, 1998.

C.       RELATED PARTY TRANSACTIONS

         The note payable at The Savannah Bank, N.A. is fully guaranteed by the twelve organizers. Each organizer individually guarantees amounts not to exceed $34,000.

         An agreement to purchase the proposed branch site has been contracted with 21 Centre Partnership of which the partners are organizers of the Bank. See Note D for further information on these proposed transactions.

         Presently, the partnership is renting an office from 21 Centre Partnership of which several of the organizers are partners.

D.       COMMITMENTS

         Citizens Effingham Partnership, the organizers of the proposed Citizens Bank of Effingham, have entered into an agreement with Harry Shearouse as Chief Executive Officer and President of the proposed bank. This agreement obligates Citizens Effingham Partnership to pay Mr. Shearouse an annual salary of $80,000, payable bi-monthly beginning March 16, 1997, and increasing to $90,000 once all stock has been sold. Additional provisions of the contract provide for family medical insurance and contains a severance provision for termination without cause after operations have commenced.

         Citizens Effingham Partnership, the organizers of Citizens Bank of Effingham, has entered into a tax-free land exchange agreement with three individuals to acquire a site for the Bank in Springfield, Georgia. The partnership has also entered into a contract with 21 Centre Partnership to purchase real estate for the Rincon branch site. Century 21 Heidt Realty is handling both transactions and is owned by Philip M. Heidt (an organizer).

         The organizers have also entered into an agreement with Blewett Consulting Engineers and Richmod Hill Design Center, Inc. for the purpose of engineering and architectural design services for two bank buildings to be located in Springfield, Georgia and the other to be located in Rincon, Georgia.

CITIZENS EFFINGHAM PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
PERIOD OF APRIL 3, 1997 (DATE OF INCEPTION) TO AUGUST 31, 1997

================================================================================
E.       DISCLOSURES RELATING TO STATEMENT OF CASH FLOWS

         CASH FLOWS RELATING TO INTEREST AND INCOME TAXES - Cash paid during the period for interest and income taxes was as follows:

                                                                             Period Ended August 31, 1997
     ----------------------------------------------------------------------------------------------------
     Interest (net of amount capitalized)                                   $                           -
     ----------------------------------------------------------------------------------------------------
     Income Taxes                                                           $                           -
     ----------------------------------------------------------------------------------------------------

==============================================================================


       NO DEALER, SALESMAN OR OTHER
PERSON HAS BEEN AUTHORIZED TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS, AND IF
GIVEN OR MADE, SUCH INFORMATION AND
REPRESENTATIONS SHOULD NOT BE RELIED
UPON. THIS PROSPECTUS DOES NOT                            512,000 SHARES
CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF
THE SECURITIES OFFERED HEREBY IN ANY
JURISDICTION OR TO ANY PERSON TO WHOM IT
IS UNLAWFUL TO MAKE SUCH OFFER OF
SOLICITATION IN SUCH JURISDICTION.
NEITHER THE DELIVERY OF THIS PROSPECTUS                 CITIZENS EFFINGHAM
NOR ANY SALE HEREUNDER SHALL, UNDER ANY                  BANCSHARES, INC.
CIRCUMSTANCES, CREATE AN IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE
HEREOF.



        -------------------
                                                           COMMON STOCK




         TABLE OF CONTENTS





                                 PAGE
                                 ----
Prospectus Summary ..............  4                        ----------
Risk Factors and Other                                      PROSPECTUS
  Investment Considerations .....  6                        ----------
The Company and the Bank ........ 12
Use of Proceeds ................. 16
Dividends ....................... 18
Pro Forma Capitalization ........ 19
Business of the Company and
  the Bank ...................... 20
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations .................... 27
Management ...................... 28
Shareholders .................... 34
Description of Capital Stock .... 35
Legal Matters ................... 39
Experts ......................... 40
Additional Information .......... 40
Audited Financial Statements                             NOVEMBER      , 1997
  for the Citizens Effingham                                      -----
  Partnership for Period
  Ended August 31, 1989 .........F-1



===============================================================================

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.         Other Expenses of Issuance and Distribution.

         The following table sets forth an itemized statement of all expenses in connection with the issuance and distribution of the securities being registered:

                                                                       Public
                                                                       ------
         Filing Fee - Securities and Exchange
                 Commission                                             $ 1,552

         Printing, Postage and Engraving Expenses                         2,000

         Legal Fees                                                      12,000

         Escrow Agent's Fees                                              1,500

         Accounting Fees                                                  7,500

         "Blue Sky" Fees and Expenses                                     2,955

         Miscellaneous                                                    2,003
                                                                        -------

                                                            TOTAL       $29,510
                                                                        =======


Item 14.         Indemnification of Directors and Officers

         (A) The Articles of Incorporation of the Registrant provide for the limitation of a Director's liability to the full extent permitted by
Section 14-2-202(b)(4), Official Code of Georgia, as amended, as follows:

         A director or officer of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or other duty as a director or officer, except: (a) for any appropriation, in violation of duties, of any business opportunity for the Corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law,
         (c) for any type of liability set forth in Section 14-2-832 of the Official Code of Georgia Annotated, or (d) for any transaction from which the director or officer derived any improper personal benefit. If the Official Code of Georgia Annotated is amended after approval by the shareholders of this Article XI to further eliminate or limit the personal liability of directors, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Official Code of Georgia Annotated, as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of officer of the Corporation existing at the time of such repeal or modification.

         (B) The By-Laws of the Registrant provide for the indemnification of directors, officers and other persons as follows:

         8.4 EXPENSES. Expenses incurred by any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors generally or as to a specific case or as to a specific person or persons (designated by name, title or class of persons) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized under the applicable provisions of the Georgia Business Corporation Code and upon compliance with any further requirements of law pertaining to such advances.

         8.5 NON EXCLUSIVITY. The indemnification provided by Section 8.4 shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any bylaw or resolution approved by the affirmative vote of the holders of the majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw or resolution would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, provided such indemnification does not exceed the powers of indemnity permitted to corporations under the provisions of the Georgia Business Corporation Code, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         (C) The following sections of Georgia law concern indemnification of officers, directors and other persons by corporations:

O.C.G.A. 14-2-850.   PART DEFINITIONS.

         As used in this part, the term:

                 (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                 (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

                 (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

                     (A) A party to the proceeding; or

                     (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

                 (4) "Expenses" includes counsel fees.

                 (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                 (6) "Official capacity" means:

                     (A) When used with respect to a director, the office or
                 director in a corporation; and

                     (B) When used with respect to an officer, as contemplated
                 in Code Section 14-2-857, the office in a corporation held by the officer.

         Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

                 (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                 (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.


O.C.G.A. 14-2-851.    AUTHORITY TO INDEMNIFY.

                 (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

                          (1) Such individual conducted himself or herself in
                 good faith; and

                          (2) Such individual reasonably believed:

                                  (A) In the case of conduct in his or her
                          official capacity, that such conduct was in the best interests of the corporation;

                                  (B) In all other cases, that such conduct was
                          at least not opposed to the best interests of the corporation; and

                                  (C) In the case of any criminal proceeding,
                          that the individual had no reasonable cause to believe such conduct was unlawful.

                 (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

                 (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

                 (d) A corporation may not indemnify a director under this Code section:

                      (1) In connection with a proceeding by or in the
                 right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

                      (2) In connection with any proceeding with respect to
                 conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.


O.C.G.A.  14-2-852.   MANDATORY INDEMNIFICATION.

    A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.


O.C.G.A.  14-2-853.   ADVANCE FOR EXPENSES.

                 (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

                      (1) A written affirmation of his or her good faith
                 belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

                      (2) His or her written undertaking to repay any funds
                 advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

                 (b)  The undertaking required by paragraph (2) of subsection
         (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

                 (c)  Authorizations under this Code section shall be made:

                      (1) By the board of directors:

                             (A) When there are two or more disinterested
                      directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                             (B) When there are fewer than two disinterested
                      directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

                          (2) By the shareholders, but shares owned or voted
                               under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.


O.C.G.A. 14-2-854.    COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR
                      EXPENSES.

                 (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

                      (1) Order indemnification or advance for expenses if it
                 determines that the director is entitled to indemnification under this part; or

                      (2) Order indemnification or advance for expenses if it
                 determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

                 (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.


O.C.G.A. 14-2-855.    DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

                 (a)  A corporation may not indemnify a director under Code
         Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

                 (b)  The determination shall be made:

                      (1) If there are two or more disinterested directors,
                 by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;


                      (2) By special legal counsel:

                            (A) Selected in the manner prescribed in paragraph
                                     (1) of this subsection; or

                            (B) If there are fewer than two disinterested
                                     directors, selected by the board of
                                     directors (in which selection directors
                                     who do not qualify as disinterested
                                     directors may participate); or

                      (3) By the shareholders, but shares owned by or voted
                 under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

                 (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b) (2)
         (B) of this Code section to select special legal counsel.


O.C.G.A. 14-2-856.    SHAREHOLDER APPROVED INDEMNIFICATION.

                 (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

                 (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

                      (1) For any appropriation, in violation of the director's
                 duties, of any business opportunity of the corporation;

                      (2) For acts or omissions which involve intentional
                 misconduct or a knowing violation of law;

                      (3) For the types of liability set forth in Code Section
                 14-2-832; or

                      (4) For any transaction from which he or she received
                 an improper personal benefit.

                 (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                      (1) The director furnishes the corporation a written
                 affirmation of his or her good faith belief that his or
                her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

                          (2) The director furnishes the corporation a written
                undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.


O.C.G.A 14-2-857.     INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

                 (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

                      (1) To the same extent as a director; and

                      (2) If he or she is not a director, to such further
                 extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

                          (A) Appropriation, in violation of his or her
                      duties, of any business opportunity of the corporation;

                          (B) Acts or omissions which involve intentional
                      misconduct or a knowing violation of law;

                          (C) The types of liability set forth in Code Section
                      14-2-832; or

                          (D) Receipt of an improper personal benefit.

                 (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

                 (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

                 (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.


O.C.G.A. 14-2-858.    INSURANCE.

                 A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.


O.C.G.A. 14-2-859.    APPLICATION OF PART.

                 (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code
         Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

                 (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

                 (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

                 (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

                 (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.


Item 15.         Recent Sales of Unregistered Securities

         None.



Item 16.         Exhibits and Financial Statement Schedules

3.1      Articles of Incorporation

3.2      By-Laws

4        Specimen of certificate for Common Stock

5        Opinion and Consent of Ellis, Painter, Ratterree & Bart, LLP

10.1     Partnership Agreement

10.2     Amendment to Partnership

10.3     Contracts to Purchase Land

10.4     Employment Agreement of Harry H. Shearouse

10.5     Escrow Agreement

23.1     Consent of Thigpen, Jones, Seaton & Co.

23.2     Consent of Ellis, Painter, Ratterree & Bart, LLP.

24       Powers of Attorney

27       Financial Data Schedule (FOR SEC USE)

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield and State of Georgia on the 19th day of December, 1997.


                                    CITIZENS EFFINGHAM BANCSHARES, INC.


                                    By:      /s/ Harry H. Shearouse
                                       -----------------------------------------
                                             Harry H. Shearouse


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HARRY H. SHEAROUSE, his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                                                                                  Date
                                                                                  ----
/s/ Harry H. Shearouse              President, Chairman of the                   12/19/97
--------------------------------    Board, Treasurer, and Director               --------
Harry H. Shearouse


/s/ Jon G. Burns                    Director                                     12/19/97
--------------------------------                                                 --------
Jon G. Burns


/s/ Charles E. Hartzog              Director                                     12/19/97
--------------------------------                                                 --------
Charles E. Hartzog


/s/ Philip M. Heidt                 Director                                     12/19/97
--------------------------------                                                 --------
Philip M. Heidt


/s/ W. Harvey Keiffer               Director                                     12/19/97
--------------------------------                                                 --------
W. Harvey Kieffer

/s/ C. Murray Kight                 Principal Accounting                         12/19/97
--------------------------------    Officer, Principal Financial                 --------
C. Murray Kight                     Officer, Secretary, and
                                    Director


/s/ Thomas C. Strickland, Jr.       Director                                     12/19/97
--------------------------------                                                 --------
Thomas C. Strickland, Jr.


/s/ Mariben M. Thompson             Director                                     12/19/97
--------------------------------                                                 --------
Mariben M. Thompson


/s/ Thomas O. Triplett, Sr.         Director                                     12/19/97
--------------------------------                                                 --------
Thomas O. Triplett, Sr.


/s/ J. Terrell Webb                 Director                                     12/19/97
--------------------------------                                                 --------
J. Terrell Webb


/s/ H. Mitchell Weitman             Director                                     12/19/97
--------------------------------                                                 --------
H. Mitchell Weitman


/s/ Wendel H. Wilson                Director                                     12/19/97
--------------------------------                                                 --------
Wendel H. Wilson

                                    Item 17

                            Undertakings Pursuant to
                           the Form S-1 Requirements

     Pursuant to Rule 415 and Reg. Section 229.512, the undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effect amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or at the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.


                                     CITIZENS EFFINGHAM BANCSHARES, INC.



                                By:  Harry H. Shearouse /s/
                                     ---------------------------------------
                                     Harry H. Shearouse, President,
                                     Chairman of the Board, Treasurer, and
                                     Director


                                     C. Murray Kight /s/
                                     ---------------------------------------
                                     C. Murray Kight, Principal Financial
                                     Officer, Principal Accounting
                                     Officer, and Secretary